                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant /X/

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
     Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       Hawaiian Electric Industries, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              Bowne of Los Angeles
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

       HAWAIIAN ELECTRIC INDUSTRIES, INC. - PO BOX 730 - HONOLULU, HI 96808-0730

[LOGO]

Robert F. Clarke

President and
Chief Executive Officer

                                                                  March 10, 1995

Dear Fellow Stockholder:

     On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company's premises in Room 805 on the eighth floor of the Pacific Tower in Honolulu, Hawaii on April 25, 1995, at 9:30 a.m. A map showing the location of the meeting site appears on the back of the Proxy Statement.

     The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. In addition, we will review significant events of 1994 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

     As a stockholder of HEI, it is important that your views be represented. We ask that you promptly sign, date and return the enclosed proxy in the postage prepaid envelope.

     I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

                                          Sincerely,

                                          [SIGNATURE]

[LOGO] Recycled

- --------------------------------------------------------------------------------
HAWAIIAN ELECTRIC INDUSTRIES, INC.
900 RICHARDS STREET
HONOLULU, HAWAII 96813
                                                                          [LOGO]
- --------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 1995

To the Holders of Common Stock

     Notice is hereby given that the Annual Meeting of Stockholders of Hawaiian Electric Industries, Inc. will be held on Tuesday, April 25, 1995, at 9:30 a.m. in the Pacific Tower, 8th floor, Room 805, 1001 Bishop Street, Honolulu, Hawaii 96813, for the following purposes:

         1.  To elect a Class I director.

         2.  To elect five Class II directors.

         3.  To elect the independent auditor of the Company.

         4. To transact such other business as may be properly brought before the meeting.

     Only holders of record of Common Stock at the close of business on February 15, 1995, will be entitled to vote at the meeting. The stock transfer books of the Company will remain open.

     All stockholders are urged to attend the meeting in person or by proxy. It is important that your shares be represented at the meeting, regardless of the size of your holding. Therefore, we urge you to SIGN, DATE and RETURN AS SOON AS POSSIBLE the enclosed proxy in the postage prepaid envelope furnished for that purpose.

     Your attention is directed to the Proxy Statement which appears on the following pages.

                                          Betty Ann M. Splinter, Secretary
                                          Hawaiian Electric Industries, Inc.

Honolulu, Hawaii
March 10, 1995

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
Introduction.........................................................................      1
Voting Rights........................................................................      1
Election of Directors................................................................      2
     Management Proposal 1. Election of Class I Director.............................      3
     Management Proposal 2. Election of Class II Directors...........................      3
Board of Directors...................................................................      7
     Committees of the Board.........................................................      7
     Remuneration of Directors and Attendance at Meetings............................      8
     Nonemployee Director Retirement Plan............................................      8
Indemnification and Limitation of Liability..........................................      9
Security Ownership of Directors and Executive Officers...............................     10
Security Ownership of Certain Beneficial Owner.......................................     11
Section 16 Proxy Statement Disclosure................................................     11
Executive Management Compensation....................................................     12
     Summary Compensation Table......................................................     12
     Option Grants in Last Fiscal Year...............................................     13
     Aggregated Option Exercises and Fiscal Year-End Option Values...................     14
     Long-Term Incentive Plan ("LTIP") Awards........................................     15
     Pension Plans...................................................................     16
     Change-in-Control Agreements....................................................     17
     Compensation Committee Report on Executive Compensation.........................     18
     Stockholder Performance Graph...................................................     23
     Compensation Committee Interlocks and Insider Participation.....................     24
Indebtedness of Management...........................................................     25
Transactions with Management and Directors...........................................     26
Management Proposal 3. Election of Auditor...........................................     26
Stockholder Proposals................................................................     26
Other Business.......................................................................     27

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

INTRODUCTION

     This Proxy Statement is furnished to stockholders by Hawaiian Electric Industries, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on April 25, 1995, and at all adjournments thereof. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808. This Proxy Statement and the accompanying form of proxy, together with the Company's annual report to stockholders for the fiscal year ended December 31, 1994, are being sent to stockholders commencing approximately March 10, 1995.

     The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     All of the expenses of the solicitation of proxies for the Annual Meeting will be borne by the Company. The Company may request banks, brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to the beneficial owners of stock of the Company and to request authority for the execution of proxies. In such a case the Company may reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their expenses. Proxies may be solicited personally, or by telephone, telegram or mail by certain directors, officers and regular employees of the Company without additional compensation for such services. In addition, the Company has retained
D. F. King & Co., Inc., to assist in the solicitation of proxies for an estimated fee not to exceed $8,000, plus reimbursement of reasonable out-of-pocket expenses.

                                 VOTING RIGHTS

     Only holders of Common Stock of record at the close of business on February 15, 1995, will be entitled to vote. On February 15, 1995, 28,762,655 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on each of the matters presented at the Annual Meeting. Under the By-Laws of the Company, the holders of voting stock of the Company do not have cumulative voting rights in the election of directors.

     If you execute and return the enclosed proxy, you may revoke the proxy before the Annual Meeting at any time by sending a written revocation to the Company. The By-Laws of the Company provide, however, that if you attend the Annual Meeting and wish to vote, your ballot at the meeting will cancel any proxy that you have previously given. Unless your proxy is mutilated or otherwise received in such form or at such time as to render it not votable, the shares represented by your proxy will be voted as directed, and if no direction is indicated it will be voted for all management proposals, as set forth in this Proxy Statement. If you wish to give a proxy to someone other than the holders of the Company's proxies, you may cross out all three names appearing on the enclosed proxy and insert the name of another person to vote the shares at the meeting. For your convenience, a self-addressed envelope is enclosed, requiring no postage if mailed within the United States.

     The holders of a majority of the shares of the Company's Common Stock, present in person or by proxy at the Annual Meeting, constitute a quorum for the transaction of business. Electing a Class I director, electing Class II directors, and electing the independent auditor require the affirmative vote of a majority of such quorum. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote totals. Therefore, in the case of all matters brought before the meeting other than the election of directors, abstentions will have the effect of a vote against the proposal. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (broker nonvotes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

     D. F. King & Co. will act as tabulator for broker and bank proxies while the Company has contracted with an affiliate company to act as tabulator for the proxies of the other stockholders of record for the Annual Meeting. The identity and vote of any stockholder shall not be disclosed to any persons other than those acting as tabulators except (i) as necessary to meet applicable legal requirements, (ii) in the case of any contested proxy solicitation, as may be necessary to permit proper parties to verify the propriety of proxies presented by any person and the results of the voting, and (iii) in the event a shareholder has made a written comment on the proxy form.

     If you own shares of HEI stock in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the Hawaiian Electric Industries Retirement Savings Plan (HEIRS) (including shares held in the Hawaiian Electric Industries Stock Ownership Plan which was originally adopted as a Tax Reduction Act Stock Ownership Plan ("TRASOP")), your share ownership is shown on the enclosed proxy. The respective plan trustee will vote the shares of stock held in the Plans in accordance with the directions received from shareholders participating in the Plans. For both DRIP and HEIRS (excluding TRASOP), the trustee will vote all the shares of Common Stock for which it has received no voting instruction in the same proportion as it votes shares for which it receives instruction. The trustee is prohibited from voting the shares in TRASOP for which it receives no voting instruction.

                             ELECTION OF DIRECTORS

     The Board of Directors currently consists of 14 persons, divided into three classes of nearly equal size: Class I, Class II, and Class III, with the term of office of one class expiring each year. The number of Class I directors was reduced to four as a result of the retirement of Thurston Twigg-Smith on April 19, 1994. Terms for all four current Class I directors expire in 1997 (including the Class I nominee being proposed for election at this Annual Meeting) and for all five Class III directors in 1996. All five Class II directors are being proposed for election at this Annual Meeting for a new three-year term expiring in 1998.

     The persons named in the proxy will vote your stock for the election of one director to serve in Class I and five directors to serve in Class II of the Company's Board of Directors for terms expiring at the 1997 and 1998 Annual Meeting, respectively, and thereafter until their successors are duly elected and qualified.

     Although it is not contemplated that any Board of Directors nominee will decline or be unable to serve, should such a situation arise prior to the meeting, the proxy holders may vote in their discretion for a suitable substitute. Each nominee for director, except Class I nominee, James K. Scott, is now serving on the Board.

MANAGEMENT PROPOSAL 1. ELECTION OF CLASS I DIRECTOR

     In 1995, the Board of Directors, upon the recommendation of the Nominating Committee, is recommending to the stockholders the election of James K. Scott as a Class I director to fill the vacancy created by the retirement of Thurston Twigg-Smith in 1994. Dr. Scott would hold office until the 1997 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.

     The following sets forth the business experience during the past five years and other directorships of Dr. Scott.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF JAMES K. SCOTT TO SERVE AS A CLASS I DIRECTOR.

                     JAMES K. SCOTT, ED. D.
                     AGE 43

   [PHOTO]                President of Punahou School since August 1994. From
                     1985 to June 1994, he served as Headmaster of The Catlin Gabel School in Portland, Oregon. He is also a trustee of The College Board.


MANAGEMENT PROPOSAL 2. ELECTION OF CLASS II DIRECTORS

     The current five Class II directors are being proposed for election for new three-year terms (expiring in 1998) at this Annual Meeting.

     The following sets forth the name, age, year first elected or appointed as a director of the Company, positions with the Company or business experience during the past five years, and a list of directorships of the five nominees for Class II directors as well as the Class III and I directors who will continue to serve on the Board of Directors pursuant to their prior elections.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES TO SERVE AS CLASS II DIRECTORS.

NOMINEES FOR CLASS II DIRECTORS --
Terms would end at the 1998 Annual Meeting.


        [PHOTO]                   [PHOTO]                    [PHOTO]                    [PHOTO]                    [PHOTO]

VICTOR HAO LI, S.J.D.      DIANE J. PLOTTS            KELVIN H. TAKETA           JEFFREY N. WATANABE        HARWOOD D. WILLIAMSON
AGE 53                     AGE 59                     AGE 40                     AGE 52                     AGE 63
DIRECTOR SINCE 1988        DIRECTOR SINCE 1987        DIRECTOR SINCE 1993        DIRECTOR SINCE 1987        DIRECTOR SINCE 1985
Co-chairman, Asia          General partner of         Vice president and         Partner in the law         Senior vice president
Pacific Consulting         Mideast and China          director of the Asia       firm of Watanabe,          of the Company.
Group and Consulting       Trading Company,           Pacific Region, The        Ing & Kawashima.           President, chief
Professor of Law,          formerly known as          Nature Conservancy.                                   executive officer,
Stanford University.       Hemmeter Investment                                   Director of American       and director of
                           Company.                   Director of HISCO,         Savings Bank, F.S.B.,      Hawaiian Electric
Director of Hawaiian                                  Ltd. and Sustainable       Hawaiian Electric          Company, Inc. and
Electric Industries        Director of Hawaiian       Conservation.              Industries Charitable      chairman of the
Charitable Foundation,     Electric Company, Inc.,                               Foundation, Grace          boards of Maui
AES China Generating       Malama Pacific Corp.                                  Pacific Corporation        Electric Company,
Corporation, The           and its subsidiary                                    and affiliates,            Limited and Hawaii
Immigrant Center,          companies, Hawaii                                     Suntory Resorts,           Electric Light
and Pacific States         Theatre Center,                                       Inc., Hawaiian Host,       Company, Inc.
University.                University of                                         Inc., Bishop Museum,
Chairman of the            Hawaii Foundation,                                    Child and Family           Director of American
Board of Queen's           Pacific Forum,                                        Service--Project           Savings Bank, F.S.B.,
International              Center for Strategic                                  Philippines,               Hawaiian Tug & Barge
Corporation.               and International                                     Rehabilitation             Corp., Young Brothers,
Member, Board              Studies, Plaza Club,                                  Hospital of the            Limited, Malama
of Managers,               and Honolulu                                          Pacific, Chamber of        Pacific Corp.,
Mid-Pacific                Country Club.                                         Commerce of Hawaii,        Hawaiian Electric
Institute.                                                                       PATH Housing               Industries Charitable
                                                                                 Development                Foundation, Aloha
                                                                                 Corporation, and           United Way, and First
                                                                                 the University of          Night Honolulu.
                                                                                 Hawaii Foundation.         Vice president and
                                                                                 Trustee, Children's        director of the
                                                                                 Television Workshop,       Western Energy and
                                                                                 Blood Bank of Hawaii,      Communication
                                                                                 Hawaii Maritime            Association.
                                                                                 Center, Rehabilitation     Chairman, Hawaiian
                                                                                 Hospital of the            Educational Council.
                                                                                 Pacific Foundation,        Member, Board of
                                                                                 The Nature Conservancy     Regents, Chaminade
                                                                                 of Hawaii, The Queen's     University of Honolulu.
                                                                                 Medical Center, and
                                                                                 the Smithsonian
                                                                                 Institution
                                                                                 National Board.
                                                                                 Chairman of the board
                                                                                 of Alger Foundation.
                                                                                 Vice chairman, 1994
                                                                                 Aloha United Way
                                                                                 Campaign.

CLASS III DIRECTORS --
Directors continuing in office with terms ending at the 1996 Annual Meeting.


    [PHOTO]                      [PHOTO]                     [PHOTO]                     [PHOTO]                     [PHOTO]

EDWIN L. CARTER             RICHARD HENDERSON           BEN F. KAITO                BILL D. MILLS               OSWALD K. STENDER
AGE 69                      AGE 66                      AGE 68                      AGE 43                      AGE 63
DIRECTOR SINCE 1985         DIRECTOR SINCE 1981         DIRECTOR SINCE 1981         DIRECTOR SINCE 1988         DIRECTOR SINCE 1993
President and               President and               Of counsel in the           Chairman of the             Trustee, Kamehameha
director                    director of HSC, Inc. and   law firm of Kaito &         board and chief             Schools/Bishop
of Bishop Trust             its subsidiaries.           Ishida.                     executive officer           Estate.
Company, Limited                                                                    of Bill Mills
from 1984 until his         Director of                 Director of                 Development and             Director of Hawaii
retirement in May           Hawaiian Electric           Hawaiian Electric           Investment Company,         Community
1993.                       Company, Inc.,              Company, Inc.,              Inc.                        Reinvestment Corp.,
                            Hawaii Electric             Malama Pacific                                          Pacific Housing
Director of HEI             Light Company,              Corp. and its               Director of                 Assistance
Investment Corp.            Inc., Hawaiian Tug          subsidiary                  Grace Pacific               Corporation, Hawaii
and Hawaii Council on       & Barge Corp.,              companies, American         Corporation, Hawaii         Real Estate
Economic Education.         Young Brothers,             Savings Bank,               Theatre Center, and         Research and
Chairman, Board of          Limited, Jones              F.S.B., and                 Historic Hawaii             Education Center,
Regents, Chaminade          Spacelink, Ltd.,            Hawaiian Electric           Foundation.                 Hawaii Nature
University of               InterIsland                 Industries                  Trustee, Hawaii             Center, Friends of
Honolulu.                   Petroleum, Inc.,            Charitable                  Pacific University          Iolani Palace, and
Director and past           Hawaii Island               Foundation. Member,         and The Nature              Help, Understanding
president of the            Economic                    Board of Regents,           Conservancy of              and Group Support
Aloha Council, Boy          Development Board,          Tokai International         Hawaii. Member,             (HUGS). Director
Scouts of America.          Big Island                  College.                    Board of Governors,         and past president
National                    Substance Abuse                                         Iolani School.              of the American
director and past           Council, United Way                                                                 Right of Way
president of the            Statewide                                                                           Association.
Pacific Region of           Association of                                                                      President, Mutual
the Navy League of the      Hawaii, and Hawaii                                                                  Housing Association
United States.              Island Chamber of                                                                   Wharton Real Estate
Honorary member and         Commerce. Treasurer                                                                 Center. Trustee,
past chairman of            and director of The                                                                 Cash Assets Trust,
the Bishop Museum           Island of Hawaii                                                                    Hawaiian Tax-Free
Board of Directors.         YMCA. President and                                                                 Trust, Pacific
Member, Board of            trustee, Lyman                                                                      Capital Funds, The
Managers, Mid-Pacific       House Memorial                                                                      Nature Conservancy
Institute and Board         Museum.                                                                             of Hawaii, and
of Management, Armed                                                                                            Academy of the
Services YMCA.              Mr. Henderson was                                                                   Pacific. Member,
Trustee and                 the chairman of the                                                                 Board of Governors,
treasurer,                  board of Ocean                                                                      Iolani School.
Board of Trustees           Farms of Hawaii,                                                                    Chairman of
of the Academy of the       Inc. (OFH), an                                                                      East-West Center.
Pacific.                    aquaculture company
                            that filed a
                            petition in June
                            1992 for voluntary
                            bankruptcy under
                            Chapter 7 of the
                            U.S. Bankruptcy
                            Code. The assets of
                            OFH in the
                            bankruptcy
                            proceedings were
                            abandoned to the
                            secured creditor,
                            and the Trustee was
                            discharged. HSC,
                            Inc. owned an
                            approximate 1%
                            interest in OFH.



CLASS I DIRECTORS --
Directors continuing in office with terms ending at the 1997 Annual Meeting.


   [PHOTO]                [PHOTO]                [PHOTO]                [PHOTO]

ROBERT F. CLARKE       JOHN D. FIELD          A. MAURICE MYERS       RUTH M. ONO, PH.D.
AGE 52                 AGE 69                 AGE 54                 AGE 59
DIRECTOR SINCE 1989    DIRECTOR SINCE 1986    DIRECTOR SINCE 1991    DIRECTOR SINCE 1987
President and chief    Vice president--       President, chief       Vice president of
executive officer      regulatory affairs     operating officer,     The Queen's Health
of the Company.        of GTE Service         and director of        Systems.
                       Corporation from       America West
Chairman of the        1982 until his         Airlines, Inc.         Director of American
board of Hawaiian      retirement in          From June 1985 to      Savings Bank, F.S.B.,
Electric Company,      October 1985.          December 1993, he      Aloha United Way,
Inc., American                                was president and      Japanese Cultural
Savings Bank,                                 chief executive        Center of Hawaii,
F.S.B.,                                       officer of Aloha       Japan-America Society
Hawaiian Tug &                                Airgroup, Inc.         of Hawaii, Air Force
Barge Corp., Young                                                   Civilian Advisory
Brothers, Limited,                            Director of Greater    Council, Plaza
Malama Pacific                                Phoenix Economic       Club, Hawaii
Corp., and Pacific                            Council. Member,       Children's Trust Fund,
Energy Conservation                           National Board of      Urasenke Foundation,
Services, Inc.                                Advisors,              Tokushukai
President and                                 University of          International, Inc.,
director of Hawaiian                          Arizona.               Leadership America
Electric Industries                                                  National Advisory
Charitable                                                           Board, and Soroptimist
Foundation. Chairman,                                                International of the
1994 Aloha United Way                                                Americas Foundation.
Campaign. Director of                                                Vice chairman of
Chamber of Commerce of                                               the board of
Hawaii and PATH                                                      Queen's International
Housing Development                                                  Corporation. Honorary
Corporation.                                                         Dean and Visiting
Member, Hawaii                                                       Professor of Toho
Business Roundtable.                                                 University School of
Trustee, The Nature                                                  Medicine. Member,
Conservancy of                                                       Board of Regents,
Hawaii and Hawaii                                                    University of Hawaii
Pacific University.                                                  and the Spark M.
                                                                     Matsunaga Peace
                                                                     Foundation Board of
                                                                     Governors.













                               BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The Board of Directors has four standing committees: Audit, Compensation, Executive and Nominating. The names of the members, number of meetings held in 1994, and the duties and responsibilities of each committee are shown in the table below.

                                            NUMBER OF
                                          MEETINGS HELD            PRINCIPAL DUTIES AND
  COMMITTEE             MEMBERS            DURING 1994               RESPONSIBILITIES
- -------------    ----------------------   -------------    ------------------------------------
AUDIT            Diane J. Plotts*               6          Reviews with management, the
                 John D. Field                             internal auditor and the Company's
                 Ben F. Kaito                              independent auditor the activities
                 Victor H. Li                              of the internal auditor, the results
                 Ruth M. Ono                               of the annual audit by the
                 Kelvin H. Taketa                          independent auditor and the
                                                           financial statements which are
                                                           included in the Company's annual
                                                           report to stockholders. The Audit
                                                           Committee holds such meetings as it
                                                           deems advisable to review the
                                                           financial operations of the Company.

COMPENSATION     Edwin L. Carter*               2          Reviews the current salary
                 Richard Henderson                         administration policies and
                 Bill D. Mills                             compensation strategy of the
                 Oswald K. Stender                         Company. See pages 18 to 22 for the
                 Jeffrey N. Watanabe                       Compensation Committee Report on
                                                           Executive Compensation.

EXECUTIVE        Richard Henderson*             1          Reviews and discusses organizational
                 Edwin L. Carter                           and other matters. The Executive
                 Robert F. Clarke**                        Committee possesses and exercises
                 Ben F. Kaito                              such powers of the Board as are
                 Diane J. Plotts                           expressly delegated to it by the
                 Jeffrey N. Watanabe                       Board from time to time and is
                                                           responsible for considering and
                                                           making recommendations to the Board
                                                           concerning any questions relating to
                                                           the business and affairs of the
                                                           Company.

NOMINATING       Jeffrey N. Watanabe*           1          Recommends to the Board of Directors
                 Ben F. Kaito                              the slate of nominees for director
                 A. Maurice Myers                          to be submitted to the stockholders
                                                           at the Annual Meeting. The committee
                                                           will consider recommendations for
                                                           nominees for director from all
                                                           sources, including stockholders.
                                                           Stockholders who wish to recommend
                                                           nominees should write to the
                                                           Company's Nominating Committee, in
                                                           care of the Secretary, Hawaiian
                                                           Electric Industries, Inc., P.O. Box
                                                           730, Honolulu, Hawaii 96808. Such
                                                           recommendations must be received by
                                                           December 11, 1995, to be considered
                                                           for the 1996 Annual Meeting of
                                                           Stockholders.

- ---------------

 *denotes chair

**employee director

REMUNERATION OF DIRECTORS AND ATTENDANCE AT MEETINGS

     In 1994, the nonemployee directors were paid a retainer of $12,000, one-half of which was distributed in the Common Stock of the Company pursuant to the Nonemployee Director Stock Plan and one-half of which was distributed in cash. The number of shares of stock distributed to each director was based on a price of $33.28 per share, which was equal to the average of the daily high and low sales prices of HEI Common Stock for all trading days in March 1994, divided into $6,000, with a cash payment made in lieu of any fractional share. The cash portion of the retainer was paid quarterly in equal installments. Beginning in 1995, in order to receive payment of the fourth quarter installment of the cash portion of the retainer, directors are required to have attended at least 75 percent of the combined total of all Board meetings and all meetings of Board committees on which the director serves.

     In addition, a fee of $700 was paid in cash to each director for each Board and committee meeting attended by the director. Chairmen of the respective committees were paid an additional $100 for each committee meeting attended. Effective May 1, 1994, members of the Board of Directors who are employees of the Company were no longer compensated for attendance at any meetings of the Board or committees of the Board.

     In 1994, there were twelve regular monthly meetings and two special meetings of the Board of Directors. All incumbent directors attended at least 75% of the combined total meetings of the Board and committees on which they served, except Bill D. Mills, A. Maurice Myers, and Oswald K. Stender.

NONEMPLOYEE DIRECTOR RETIREMENT PLAN

     The Nonemployee Director Retirement Plan, which is not funded, was established in 1989 and provides certain retirement benefits to nonemployee directors of the Company or any subsidiary of the Company that elects to participate in the Plan. No director who serves as an officer or employee of the Company or any of its subsidiaries is entitled to receive benefits under the Plan. Upon retirement from service as a nonemployee director or age 65, whichever is later, nonemployee directors who have served for at least five consecutive years (including years prior to adoption of the Plan) and who meet the other requirements of the Plan receive payments each year in an amount equal to the annual retainer which was established for the year in which the nonemployee director retired. The annual payments will continue to be paid for a period equal to the number of years of active service accumulated by a nonemployee director as provided in the Plan or terminate in the event of the nonemployee director's death. Thurston Twigg-Smith, who retired in 1994, is the only former nonemployee director receiving payments pursuant to the Plan.

                  INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Company has entered into Indemnity Agreements with each of the Company's directors and executive officers in substantially the form approved by stockholders at the 1989 Annual Meeting. Each Indemnity Agreement provides for mandatory indemnification of the director or officer to the fullest extent permitted by law, including indemnification against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action by or in the right of the Company. The Indemnity Agreement provides for the mandatory payment of expenses incurred by the director or officer in defending a threatened or actual proceeding before its final disposition, subject to the obligation to repay such expenses if it is later determined that the officer or director is not entitled to indemnification.

     Each Indemnity Agreement specifically excludes indemnification (i) with respect to proceedings initiated by the officer or director unless the Board of Directors determines indemnification to be appropriate; (ii) with respect to amounts covered by insurance or payable otherwise than under the Indemnity Agreement; (iii) on account of profits made from the purchase or sale of stock by a director or officer which are subject to the "short-swing profits" liability provisions of federal or state securities laws; (iv) on account of an action or omission of the officer or director finally adjudicated to be willful misconduct or to have been knowingly fraudulent or deliberately dishonest; or
(v) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not permitted by law.

     The Securities and Exchange Commission takes the position that indemnification against liability arising under the Securities Act of 1933 is contrary to public policy and is unenforceable.

     At the 1990 Annual Meeting, the stockholders approved a proposal to amend the Restated Articles of Incorporation of the Company to add a new Article Fourteenth eliminating the personal liability of its directors for monetary damages to the fullest extent permitted by Hawaii law.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table shows the shares of Common Stock beneficially owned by each nominee and director, named executive officers as listed in the Summary Compensation Table on page 12, and by directors and executive officers as a group, as of February 15, 1995, based on information furnished by the respective individuals.

                                                                               AMOUNT OF
                                                                              COMMON STOCK
NAME OF INDIVIDUAL                                                           AND NATURE OF
     OR GROUP                                                             BENEFICIAL OWNERSHIP      TOTAL
- ------------------                                                        --------------------     -------
NONEMPLOYEE DIRECTORS
Edwin L. Carter.........................................................           2,351(a)          2,351
                                                                              ----------
John D. Field...........................................................             851(a)
                                                                                   1,076(b)
                                                                                   1,944(d)          3,871
                                                                              ----------
Richard Henderson.......................................................           1,353(a)          1,353
                                                                              ----------
Ben F. Kaito............................................................           1,733(a)          1,733
                                                                              ----------
Victor Hao Li...........................................................           1,013(b)
                                                                                     234(c)          1,247
                                                                              ----------
Bill D. Mills...........................................................           2,917(a)
                                                                                       4(c)          2,921
                                                                              ----------
A. Maurice Myers........................................................              55(a)
                                                                                     938(b)            993
                                                                              ----------
Ruth M. Ono.............................................................             795(a)            795
                                                                              ----------
Diane J. Plotts.........................................................           1,101(a)          1,101
                                                                              ----------
James K. Scott..........................................................               0                 0
                                                                              ----------
Oswald K. Stender.......................................................             956(a)            956
                                                                              ----------
Kelvin H. Taketa........................................................           1,224(a)          1,224
                                                                              ----------
Jeffrey N. Watanabe.....................................................             929(a)
                                                                                     437(b)
                                                                                       2(c)
                                                                                     951(e)          2,319
                                                                              ----------
EMPLOYEE DIRECTORS AND EXECUTIVE OFFICERS
Robert F. Clarke........................................................           2,978(a)
                                                                                   9,546(b)
                                                                                 109,163(f)        121,687
                                                                              ----------
Harwood D. Williamson...................................................          14,739(a)
                                                                                  73,341(f)         88,080
                                                                              ----------
OTHER NAMED EXECUTIVE OFFICERS
                                                                              ----------
Peter C. Lewis..........................................................           2,561(a)
                                                                                     244(c)
                                                                                   9,727(f)         12,532
                                                                              ----------
Wayne K. Minami.........................................................           1,345(a)
                                                                                   2,498(b)
                                                                                   1,098(c)
                                                                                  15,669(f)         20,610
                                                                              ----------
Robert F. Mougeot.......................................................           3,178(a)
                                                                                  24,525(f)         27,703
                                                                              ----------
All directors and executive officers as a group (24 persons)............          44,475(a)
                                                                                  15,564(b)
                                                                                   2,684(c)
                                                                                   1,944(d)
                                                                                     951(e)
                                                                                 259,331(f)        324,949*
                                                                              ----------

- ---------------

 * The current directors and executive officers of Hawaiian Electric Industries as a group beneficially owned 1.1% of the Company's Common Stock on February 15, 1995, and no one director or officer owned more than 0.4% of such stock.

(a) Sole voting and investment power.

(b) Shared voting and investment power (shares registered in name of respective individual and spouse).

(c) Shares owned by spouse, children or other relatives sharing the home of the director or an officer in the group and in which personal interest of the director or officer is disclaimed.

(d) Mr. Field is co-trustee of the Catharine P. Field Trust and shares voting and investment powers over the 1,944 shares.

(e) Mr. Watanabe is sub-trustee of the Jeffrey N. Watanabe Profit Sharing Plan Sub-Trust and has sole voting and investment powers over the 951 shares.

(f) Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 15, 1995, under the 1987 Stock Option and Incentive Plan, as amended.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER

     The following table sets forth information as to the beneficial ownership of each person known to the Company to own more than 5% of the outstanding Common Stock as of December 31, 1994.

                                      SHARES
                                   BENEFICIALLY     PERCENT OF
       NAME AND ADDRESS              OWNED(1)         CLASS
       ----------------            ------------     ----------
Franklin/Templeton                   2,166,480         7.6%
  Group of Funds
777 Mariners Island Boulevard
P.O. Box 7777
San Mateo, California 94403

- ---------------

(1) This information is based on a Schedule 13G, dated February 10, 1995 filed with the Securities and Exchange Commission that discloses that the Franklin/Templeton Group of Funds has sole voting power over 2,165,480 shares and shared dispositive power over 2,166,480 shares.

                     SECTION 16 PROXY STATEMENT DISCLOSURE

     Section 16 of the Securities Exchange Act of 1934, as amended, requires that officers, directors, and holders of more than 10% of the Common Stock file reports of their trading in equity securities of the Company with the Securities and Exchange Commission. Based on a review of Section 16 forms filed by its reporting persons during the last fiscal year, the Company believes that its reporting persons complied with all applicable Section 16 filing requirements, except Mr. Myers and Mr. Stender. Mr. Myers did not report the shares purchased through automatic reinvestment of dividends in a dividend reinvestment program offered by a broker on his Form 5 for the years ending 1992 and 1993. Mr. Stender did not report one sale of Common Stock in November 1994. The transactions for both Mr. Myers and Mr. Stender were reported on the current Form 5, which was timely filed.

                       EXECUTIVE MANAGEMENT COMPENSATION

     The Executive Management Compensation section contains the following tables and a graph: Summary Compensation Table; Option Grants in Last Fiscal Year; Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values; Long-Term Incentive Plan -- Awards in Last Fiscal Year; and Stockholder Performance Graph. Also included in this section of the Proxy Statement is a Pension Plan Table, a report on Change-in-Control agreements, a report on executive compensation which has been issued by the Compensation Committee of the Board of Directors, and a discussion of Compensation Committee Interlocks and Insider Participation.

SUMMARY COMPENSATION TABLE

     The following summary compensation table sets forth the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of the Company serving at the end of 1994.

                           SUMMARY COMPENSATION TABLE


                                                                                        LONG-TERM
                                                                                      COMPENSATION
                                                     ANNUAL COMPENSATION         -----------------------
                                               -------------------------------     AWARDS
                                                                       OTHER     ----------    PAYOUTS       ALL
                                                                       ANNUAL    SECURITIES   ----------    OTHER
                                                                      COMPEN-    UNDERLYING      LTIP      COMPEN-
          NAME AND PRINCIPAL                   SALARY(1)   BONUS(2)   SATION(3)  OPTIONS(4)   PAYOUTS(5)   SATION(6)
               POSITION                 YEAR      ($)        ($)        ($)         (#)          ($)         ($)
          ------------------            ----   ---------   --------   --------   ----------   ----------   -------
Robert F. Clarke......................  1994   $452,967    $199,149   $101,033     20,000      $     --    $14,195
President & CEO                         1993    403,800     160,578        -0-     15,000       127,500     10,942
                                        1992    374,800         -0-        -0-     75,000           -0-        -0-

Harwood D. Williamson.................  1994    387,367     100,174     76,465     15,000            --     20,663
Senior Vice President                   1993    341,333         -0-     68,544      8,000        66,150     18,843
                                        1992    316,666      37,288     62,750     48,000           -0-        -0-

Wayne K. Minami.......................  1994    219,733      39,166        -0-      8,000            --         72
President & CEO                         1993    203,300      66,894        -0-      5,000       104,755         54
American Savings Bank                   1992    189,367      66,615        -0-      5,000        53,500        -0-

Robert F. Mougeot.....................  1994    206,667      58,608        -0-      5,000            --      7,147
Financial Vice President                1993    195,666      41,059        -0-      5,000        45,675      5,517
                                        1992    182,000         -0-        -0-      5,000           -0-        -0-

Peter C. Lewis........................  1994    179,667      53,561        -0-      5,000            --     10,809
V.P.--Administration                    1993    171,333      40,006        -0-      5,000        37,800     10,320
                                        1992    162,833         -0-        -0-      5,000           -0-        -0-

- ---------------

(1) Includes a one-time lump sum transitional payment in 1994, representing two years of "normalized" insider directors' fees following a decision by the Compensation Committee to discontinue all insider directors' fees, effective May 1, 1994; the table includes lump sum payments of $40,000 for Mr. Clarke, $49,000 for Mr. Williamson and $9,800 for Mr. Minami. Also includes directors' fees of $6,300 for the period January 1 through April 30, 1994, $23,800 for 1993 and $24,800 for 1992 for Mr. Clarke; directors' fees of $7,700 for the period January 1 through April 30, 1994, $28,000 for 1993 and $25,000 for 1992 for Mr. Williamson; and directors' fees of $1,400 for the period January 1 through April 30, 1994, $4,900 for 1993 and $4,700 for 1992 for Mr. Minami.

(2) The named executive officers are eligible for an incentive award under the Company's annual Executive Incentive Compensation Plan ("EICP"). EICP bonus payouts for the previous year's performance period are made in the first two months of the year following the previous year's performance period; if there is a payout, the amount is reflected as bonus compensation in the table for the previous year for the named executive.

(3) Covers interest earned on deferred compensation and includes above-market earnings in the amount of $70,055 for 1994, $63,467 for 1993 and $57,498 for 1992 on deferred annual and long-term incentive plan payouts for Mr. Williamson. Covers perquisites of $101,033 for

    Mr. Clarke for 1994 for which he recognized imputed income under the Internal Revenue Code, including $91,306 under the category club membership (representing once in a lifetime reimbursement of initiation fees of $48,000 grossed up for taxes, plus reimbursement of monthly dues not grossed up for taxes).

(4) Includes special one-time, premium-priced grant without dividend equivalents for Messrs. Clarke and Williamson in 1992. Other options granted in 1994 and earlier years contained dividend equivalents as further described below under the heading Option Grants in Last Fiscal Year.

(5) LTIP payouts are determined in April each year for the 3-year cycle ending on December 31 of the previous calendar year; if there is a payout, the amount is reflected as LTIP compensation in the table for the previous year for the named executive officers. In April 1994, LTIP payouts were made for the 1991-1993 performance cycle and are reflected as LTIP compensation in the table for 1993. The determination of whether there will be a payout under the 1992-1994 LTIP will not be made until April of this year.

(6) Represents amounts accrued by the Company in 1993 and 1994 for certain death benefits provided to the named executive officers, as more fully covered in the Compensation Committee Report on page 21 under the heading, "Other Compensation Plans". In 1992, the Company did not accrue for these benefits.

OPTION GRANTS IN LAST FISCAL YEAR

     Set forth in the following table is information on the stock options which were granted to the five named executive officers on April 11, 1994, all of which were nonqualified stock options. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              NUMBER OF
                              SECURITIES    PERCENT OF                                     GRANT
                              UNDERLYING   TOTAL OPTIONS                                   DATE
                               OPTIONS      GRANTED TO     EXERCISE                       PRESENT
                              GRANTED(1)   EMPLOYEES IN      PRICE                       VALUE(2)
                                 (#)        FISCAL YEAR    ($/SHARE)   EXPIRATION DATE      ($)
                              ----------   -------------   ---------   ----------------  ---------
     Robert F. Clarke.......    20,000           18%        $33.28     April 11, 2004    $172,200
     Harwood D. Williamson..    15,000           13          33.28     April 11, 2004     129,150
     Wayne K. Minami........     8,000            7          33.28     April 11, 2004      68,880
     Robert F. Mougeot......     5,000            4          33.28     April 11, 2004      43,050
     Peter C. Lewis.........     5,000            4          33.28     April 11, 2004      43,050

- ---------------

(1) For the 53,000 option shares granted with an exercise price of $33.28 per share, additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company's current benefit plans.

(2) Based on a Binomial Option Pricing Model which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 11, 1994, with a 10-year option period, an exercise price of $33.28, and with additional dividend equivalent shares granted for the first four years of the option, the Binomial Value is $8.61 per share. The following assumptions were used in the model: Stock Price: $33.28; Exercise Price:
    $33.28; Term: 10 years; Volatility: 0.127; Interest Rate: 7.30%; and Dividend Yield: 6.72%. The following were the valuation results: Binomial Option Value: $4.07; Dividend Credit Value: $3.98; and Total Value: $8.61.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     No stock options were exercised by the named executive officers in 1994. The following table shows the number of unexercised options and the value of in the money unexercised options, including dividend equivalents at the end of 1994. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each executive officer as part of the stock option grant, except for the one-time, premium-priced grants to Messrs. Clarke and Williamson in May 1992.

     Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period (vesting in equal installments), which begins on the date of grant, both with respect to the number of shares underlying the option and with respect to the number of dividend equivalent shares previously credited to the executive officer and not issued during the period prior to the dividend record date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                             NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                               OPTIONS (INCLUDING        IN THE MONEY OPTIONS
                                                                             DIVIDEND EQUIVALENTS)  INCLUDING DIVIDEND EQUIVALENTS)
                                        DIVIDEND                    VALUE      AT FISCAL YEAR-END      AT FISCAL YEAR-END(1)(2)
                          SHARES      EQUIVALENTS       VALUE      REALIZED   --------------------  ------------------------------
                         ACQUIRED       ACQUIRED      REALIZED    ON DIVIDEND      EXERCISABLE                 EXERCISABLE/
                       ON EXERCISE    ON EXERCISE    ON OPTIONS   EQUIVALENTS     UNEXERCISABLE               UNEXERCISABLE
                           (#)            (#)            ($)          ($)              (#)                          ($)
                       ------------  ------------   -----------   -----------    ---------------               -------------
Robert F. Clarke ....       --            --             --            --         100,336/47,512                  $56,356/0
Harwood D. Williamson       --            --             --            --          67,510/29,914                   56,356/0
Wayne K. Minami......       --            --             --            --          12,381/17,244                        0/0
Robert F. Mougeot....       --            --             --            --          22,014/14,078                   56,356/0
Peter C. Lewis.......       --            --             --            --          10,770/14,078                        0/0

- ---------------

(1) No options were in the money (where the option price is less than the closing price on December 31, 1994) except the 1989 stock option grant with dividend equivalents with an exercise price of $30.24 per share.

(2) Value based on closing price of $32.375 per share on the New York Stock Exchange on December 31, 1994.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS

     The table below sets forth a listing of LTIP awards made to the named executive officers during 1994. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (1994-1996) relating to three separate goals for all the named executive officers except Mr. Minami, who has a fourth goal in addition to the three goals listed immediately below.

     The three goals are (1) earnings per share (weighted 30%), (2) return on average common equity (weighted 30%), and (3) total return to shareholders (weighted 40%). The weighting of each goal applies to all the named executive officers except Mr. Minami. The Company's performance is measured against the Edison Electric Institute Index of 100 Investor-Owned Electric Companies as of December 31, 1996 ("Peer Group"). This is the same peer group of companies used for the Stockholder Performance Graph shown on page 23. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Edison Electric Institute Index. For Mr. Minami, the three goals set forth above are weighted
(1) earnings per share (15%), (2) return on average common equity (15%), and (3) total return to shareholders (20%). Mr. Minami's fourth goal (weighted 50%) is based on an unlevered return on average common equity for American Savings Bank for the same three-year LTIP cycle.

     Threshold minimum awards with respect to each goal will be earned if the Company's performance equals 100% of the average performance of the Peer Group with respect to that goal. Mr. Minami's threshold minimum for his fourth goal, which must be achieved in at least two out of three years during the LTIP cycle, is an unlevered return on average common equity of 12%. Maximum awards will be earned on the earnings per share goal if the Company's performance is 130% of the earnings per share average of the Peer Group. Maximum awards will be earned on the return on average common equity and total return to shareholders goals if the Company's performance is 110% of the average of the return on average common equity and total return to shareholders of the Peer Group. For Mr. Minami, the maximum award on his fourth goal will be earned if the unlevered return on average common equity equals or exceeds 16%. Earned awards are distributed in the form of 60% cash and 40% Company Common Stock with the maximum award level for each executive officer ranging from 75% to 100% of the midpoint of the officer's salary grade range at the end of the performance cycle.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                    ESTIMATED FUTURE PAYOUTS
                                                                   ---------------------------
                                           PERFORMANCE CYCLE       THRESHOLD(1)       MAXIMUM
                                              ENDING DATE              ($)              ($)
                                           -----------------       ------------       --------
    Robert F. Clarke.....................       12/31/96             $154,110         $467,000
    Harwood D. Williamson................       12/31/96               88,250          264,750
    Wayne K. Minami......................       12/31/96               60,750          182,250
    Robert F. Mougeot....................       12/31/96               55,750          167,250
    Peter C. Lewis.......................       12/31/96               46,250          138,750

- ---------------

(1) Assumes meeting minimum threshold on all 3 goals; however, if only one goal (weighted 30%) is met, the minimum threshold estimated future payout would be: Mr. Clarke -- $46,233; Mr. Williamson -- $26,475; Mr. Minami -- $18,225;
    Mr. Mougeot -- $16,725; and Mr. Lewis -- $13,875. There is no LTIP payout unless the minimum threshold is met on at least one of the three goals.

PENSION PLANS

     The following table shows the estimated annual pension benefits payable upon retirement to all regular employees (including the named executive officers except Mr. Minami) of the Company and its electric utility subsidiaries not represented by collective bargaining agreements. The table is based on retirement at normal retirement age under the Company's noncontributory, qualified defined benefit pension plan ("Retirement Plan"), based on remuneration that is covered under the plan and years of service with the Company and all of its subsidiaries. Also included are benefits payable under the Company's noncontributory, nonqualified excess benefit plan ("Excess Plan") and excess pay supplemental executive retirement plan ("Excess Pay SERP") which provide benefits that would otherwise be denied employees by reason of certain Internal Revenue Code limitations on qualified plan benefits.

                               PENSION PLAN TABLE

                                                        YEARS OF SERVICE
                                      ----------------------------------------------------
    REMUNERATION                         15         20         25         30         35
    ------------                      --------   --------   --------   --------   --------
    $100,000........................  $ 30,600   $ 40,800   $ 51,000   $ 61,200   $ 67,000
     150,000........................    45,900     61,200     76,500     91,800    100,500
     200,000........................    61,200     81,600    102,000    122,400    134,000
     250,000........................    76,500    102,000    127,500    153,000    167,500
     300,000........................    91,800    122,400    153,000    183,600    201,000
     350,000........................   107,100    142,800    178,500    214,200    234,500
     400,000........................   122,400    163,200    204,000    244,800    268,000
     450,000........................   137,700    183,600    229,500    275,400    301,500

     The Retirement Plan provides a monthly retirement pension for life. Benefits are determined by multiplying the product of years of credited service and 2.04% (product not to exceed 67%) times the participant's average base salary for any consecutive 36 months that would produce the highest monthly average (highest monthly average converted to annualized remuneration in the Pension Plan Table above).

     As of December 31, 1994, the named executive officers had the following number of years of credited service under the Company's Retirement Plan: Mr. Clarke, 7 years; Mr. Williamson, 38 years; Mr. Mougeot, 6 years; and Mr. Lewis, 26 years. One of the named executive officers, Mr. Minami, is covered by a separate qualified pension plan from American Savings Bank ("ASB Retirement Plan"). Benefits under the ASB Retirement Plan are determined by multiplying the product of years of credited service (not to exceed 35 years) and 1.5% times the participant's average pay for the highest 5 out of the last 10 years, times years of service. Mr. Minami has 8 years of credited service under this Plan and the estimated annual benefit under this Plan payable to Mr. Minami in the form of a straight life annuity projected to age 65 is $46,500, based on his current compensation level.

     Internal Revenue Code Sections 401(a) and 415 limit a participant's compensation that can be recognized under qualified retirement plans (the Retirement Plan and the ASB Retirement Plan) and the amount of benefits a participant can receive from those plans. The limit on the maximum compensation for 1994 under Section 401(a) is $242,280 for the Company's Retirement Plan and $150,000 for the ASB Retirement Plan. In 1994, the Company adopted a nonqualified Excess Pay SERP designed to provide benefits that cannot be paid from the qualified retirement plans due to the maximum compensation limit under
Section 401(a).

     The limit on the maximum benefit that a participant can receive from the qualified retirement plans under Section 415 for 1994 is $118,800 at retirement age 65. The Company has adopted a nonqualified Excess Plan designed to provide benefits that cannot be paid from the qualified plans due to the maximum limit.

     The table above shows the estimated combined annual retirement benefits payable to regular employees, including Messrs. Mougeot and Lewis under the Retirement Plan, Excess Plan, and Excess Pay SERP in the form of a straight life annuity at age 65 at various levels of average base salary and years of service. Benefits are in addition to amounts payable by Social Security.

     The Company maintains two Supplemental Executive Retirement Plans ("HEI SERP" and the American Savings Bank "ASB SERP") for certain executive officers. Messrs. Clarke and Williamson participate in the HEI SERP and Mr. Minami participates in the ASB SERP and, therefore, are not eligible to participate in the Excess Plan or Excess Pay SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the Company's Retirement Plan and the ASB Retirement Plan.

     Under the HEI SERP, at age 60, the executive is eligible to receive a benefit of up to 60% (depending on years of credited service) of the participant's average compensation, including amounts received under the annual Executive Incentive Compensation Plan ("EICP") in the highest three out of the last five years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the Company's Retirement Plan, but in no event less than the benefit that would have been payable under the Excess Plan or the Excess Pay SERP (after taking into consideration the reduction of the benefit payable from the Company's qualified Retirement Plan). The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with 5 years of service, and survivor benefits in the form of an annuity in the event of the participant's death after becoming eligible for early retirement. Mr. Clarke and Mr. Williamson are currently approved for coverage under the HEI SERP. The overall total retirement benefits, payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $237,976, based on his current compensation level ($61,690 from the qualified Retirement Plan and $176,286 from the HEI SERP). The overall total retirement benefits, payable to Mr. Williamson in the form of a straight life annuity projected to age 65 is $247,057, based on his current compensation level ($118,800 from the qualified Retirement Plan and $128,257 from the HEI SERP).

     The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of credited service) of the participant's average compensation (including 50% of the amounts received under the EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant's primary Social Security benefit and the benefit payable from the ASB Retirement Plan. The ASB SERP also provides for termination and survivor benefits in certain circumstances. Mr. Minami is currently approved for coverage under the ASB SERP. The overall total retirement benefits payable to Mr. Minami in the form of a straight life annuity projected to age 65 is $121,750, based on his current compensation level ($46,500 from the qualified ASB Retirement Plan and $75,250 from the ASB SERP).

CHANGE-IN-CONTROL AGREEMENTS

     Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the executives named in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disturbing circumstances arising from the possibility of a change-in-control of the Company.

     Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a "Change-in-Control," unless the "Expiration Date" of the Agreement has occurred. A "Change-in-Control" is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. "Expiration Date" is defined as the earliest to occur of (a) two years after a change-in-control, (b) termination of the executive's employment by the Company for "Cause" (as defined in the Agreement) or by the executive other than for "Good Reason" (as defined in the Agreement), (c) retirement, or (d) termination of the Agreement by the Company's Board of Directors, or termination of the executive's employment, prior to a change-in-control. If the employment of one of these executives is terminated after a change-in-control and prior to the Expiration Date by the Company other than for cause or disability, or by the executive for good reason, the Company is obligated to provide a lump sum severance equal to
2.99 times the executive's average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1990-1994), the lump sum severance would be as follows: Mr. Clarke -- $1,516,826; Mr. Williamson -- $1,133,837; Mr. Minami -- $843,952; Mr.
Mougeot -- $691,223 and Mr. Lewis -- $772,192. In the event of a change-in-control, all outstanding stock options would become immediately exercisable.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     Decisions on executive compensation are made by the Compensation Committee of the Board which is composed of five independent nonemployee directors. All decisions by the Compensation Committee are reviewed by the full Board except for decisions about the Company's stock-based plans, which must be made solely by the committee in order to satisfy Securities Exchange Act Rule 16b-3.

     The committee has retained the services of an independent compensation consulting firm to assist in executive compensation matters.

Executive Compensation Philosophy

     The Compensation Committee's philosophy with respect to the Company's executive officers, including the chief executive officer, is designed to (1) maintain a compensation program that is equitable in a competitive marketplace,
(2) provide compensation opportunities that integrate pay with the Company's annual and long-term performance goals which reinforce growth in stockholder value, (3) recognize and reward individual initiative and achievements, and (4) allow the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

     The committee endorses the position that stock ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Thus, the committee has increasingly utilized stock options and stock payouts in the compensation program for the executive officers with a goal of increasing stock ownership over time.

Executive Compensation Program

     The Company's executive compensation program consists of three main components: (1) base salary, (2) potential for an annual bonus based on overall Company financial and operational performance as well as individual performance, and (3) the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and stockholder interests. The second and third elements constitute the "at-risk" portion of the compensation program and are designed to link the interests of the executive with those of the stockholders. This means that total compensation for each executive is variable and may fluctuate significantly from year to year depending on the short-and long-term performance of the Company as well as the subsidiary companies.

Base Salary

     Salaries for executive officers are reviewed by the committee in April of each year in consultation with the committee's independent compensation consultant. The consultant, at the direction of the committee, examines the position responsibilities of each incumbent officer at HEI and each of its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in companies which are similar in size and marketplace orientation. The specific surveys used are at the consultant's recommendation based on the consultant's knowledge of appropriate references given the organization's overall compensation philosophy. For executive officers at the holding company level, the competitive references are drawn from compensation surveys of other electric utilities (weighted 75%) and general industry (weighted 25%); for utility executive officers, the competitive references are drawn exclusively from compensation surveys of other electric utilities; for financial institution executive officers, the references are drawn exclusively from compensation surveys of other financial institutions; for interisland freight transportation executive officers, compensation references are drawn from other transportation companies (weighted 50%) and general industry (weighted 50%); and for real estate related executive officers, the compensation surveys encompass companies within the real estate industry. Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Based on the consultant's recommendation, the committee has determined that it is not economically feasible to survey all 100 investor-owned electric utilities used in the Stockholder Performance Graph. Instead the consultant provides the committee with references from two surveys of electric utilities which include many, but not all, of the 100 investor-owned electric utility companies. These surveys include one conducted by the Edison Electric Institute in which the Company participates and one conducted by Executive Compensation Surveys in which the Company does not participate. Actual setting of an executive officer's base salary (except for Robert F. Clarke, President and Chief Executive Officer of HEI) within the recommended range is based on Mr. Clarke's recommendation and the committee's approval.

     Mr. Clarke's base salary is determined through the committee's overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the total discretion of the committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the committee's overall evaluation of Mr. Clarke's performance during 1993, Mr. Clarke's base salary was raised from $390,000 annually to an annual rate of $415,000 effective May 1, 1994. The $25,000 increase aligned Mr. Clarke's base salary more closely to the midpoint of his salary range. Mr. Clarke's new base salary was approximately 4% below the consultant's findings with respect to the fiftieth percentile of competitive references.

Annual Executive Incentive Compensation Plan

     Under the annual Executive Incentive Compensation Plan ("EICP"), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures as established by the committee in the early part of each calendar year. The financial measures are stated in terms of minimum, target and maximum goals. One of the financial measures is directly linked to financial operating budgets submitted to the Company's Board of Directors for approval in December of the previous year. These financial measures are earnings related for all named executive officers and include criteria such as earnings per share for the named executive Company officers and net income for the named executive officers who are subsidiary presidents (Mr. Williamson and Mr. Minami). Other financial measures for the named executive Company officers relate to (1) a comparison of the Company's total return to shareholders in 1994 measured against the Edison Electric Institute Peer Group of electric utility companies included in the Stockholder Performance Graph for the same period and (2) measurement of individual officers' actual administrative and general expenses for 1994 against budgeted expenses established at the beginning of the year. Nonfinancial measures for the named executive Company officers are based on individual objectives established for each officer, except for Mr. Clarke, and are related primarily to each officer's individual area of responsibility and are approved by the committee. Mr. Clarke makes a recommendation to the committee each year as to whether the named executive Company officers have achieved their nonfinancial individual goals. For the two named executive officers who are subsidiary presidents, company specific operational and strategic goals make up the remainder of their EICP goals.

     The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether measurement is at the Company or subsidiary company level) which must be achieved before a bonus can be considered. The maximum awards under the EICP differ for each of the named executive officers, ranging from a low of 37% to a high of 60% of the midpoint of the salary grade range at the end of the performance period for Mr. Clarke. The minimum, target and maximum EICP potential award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph.

     Under the 1994 EICP, Mr. Clarke received a payout of $199,149 in early 1995. This resulted from achievement of (1) the earnings per share goal (weighted 70%) at a level just above target, (2) total return to shareholders (weighted 20%) where the performance was above the maximum level and (3) lower than forecast 1994 administrative and general expenses for the Company (weighted 10%) above the target level. The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the committee.

Long-Term Incentive Plan

     The Company provides a long-term incentive plan ("LTIP") that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP opportunity is measured against the achievement of financial criteria established by the committee for a three-year period. A new performance period of three years starts each year. In April 1994, the committee established the financial measures for the 1994-1996 cycle which included (1) change in earnings per share (weighted 30%), (2) return on average common equity (weighted 30%), and (3) total return to stockholders (weighted 40%), comparing the Company's results against the Edison Electric Institute Peer Group of electric utility companies included in the Stockholder Performance Graph. The weighting of each goal applies to all the named executive officers except Mr. Minami who has a fourth LTIP goal (weighted 50%) which is discussed in the Long-Term Incentive Plan ("LTIP") Awards section on page 15. The four LTIP financial performance goals above were selected by the committee because they represented a meaningful method of reinforcing growth in stockholder value over time. The achievement of each of the four goals is expressed in terms of minimum and maximum levels. The minimum and maximum LTIP potential award levels for each of the named executive officers are established by the committee each year based on recommendations from the committee's independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. These goals are covered in more detail in the discussion of the Long-Term Incentive Plan ("LTIP") Awards section on page 15.

     For the three-year cycle ending December 31, 1993, Mr. Clarke received an LTIP payout of $127,500 in April 1994. This resulted from achievement of the earnings per share goal (weighted 30%) where the performance was above the maximum level when measured against the earnings per share performance of the peer group for the same three-year period.

     The peer group for the 1991-1993 LTIP is not the same as the Edison Electric Institute Index of 100 Investor-Owned Electric Companies which is used in the Stockholder Performance Graph. The 1991-1993 LTIP peer group was established in the spring of 1991 before the establishment of the Edison Electric Institute peer group index and is comprised of thirteen diversified electric utility companies which had the common characteristic with HEI of being partially diversified and not being limited strictly to electric utility operations at the time the peer group was established. These thirteen companies were: Baltimore Gas & Electric Co., CILCORP Inc., Dominion Resources, Inc., Duke Power Company, Florida Progress Corp., Houston Industries, Inc., IES Industries, Inc., Midwest Resources, Inc., PacifiCorp, Portland General Corporation, SCEcorp, TECO Energy, Inc., and The Washington Water Power Company.

     At the April 1993 Compensation Committee meeting, the committee decided, for the first time, to broaden the peer group for the 1993-1995 LTIP cycle to include the 100 companies listed in the Edison Electric Institute Index of 100 Investor-Owned Electric Companies.

Stock Options

     The committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents pursuant to the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective April 21, 1992), which was previously approved by the stockholders. To date, only nonqualified stock options and dividend equivalents have been issued under the Plan. Biennially, the committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross section of all industries, including some of the electric utility companies included in the Stockholder Performance Graph. Based on this assessment, the consultant recommends a range of stock option grants for each named executive officer. This range takes into account the fact that a portion of the officer's long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Grants are at average fair market value which is based on the average of the daily high and low sales prices of the Company's Common Stock on the New York Stock Exchange during the calendar month preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

     The 1994 stock option grant to Mr. Clarke of 20,000 shares of HEI Common Stock plus dividend equivalents was based on the consultant's recommendation and the independent evaluation of an appropriate award level by the committee. In this evaluation, the committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. To receive the dividend equivalents which accrue only during the first four years following the stock option grant, Mr. Clarke must exercise the stock options.

Other Compensation Plans

     At the April meeting of the committee last year, Mr. Clarke was added as a participant in the Company's Supplemental Executive Retirement Plan ("HEI SERP"). It was the judgement of the committee that Mr. Clarke, as chief executive officer of the Company, should be added to the HEI SERP. The committee's independent compensation consultant concurred with this decision. This Plan is described on page 17 of the Proxy Statement.

     The Company has adopted certain broad-based employee benefit plans and has adopted certain executive retirement and life insurance plans in which its named executive officers participate. Other than the HEI Retirement Savings Plan (which qualifies under Section 401(k) of the Internal Revenue Code), which offers the Company's Common Stock as one of the investment options to further align employees' and stockholders' long-term financial interests, benefits under these other plans are not tied to Company performance.

     For the named executive officers and certain other employees, the Company provides additional retirement benefits which are discussed on pages 16 and 17. In the event of death during employment, the Company also provides all the named executive officers, except Mr. Minami, and certain other employees with $50,000 term life insurance plus an amount equal to two times the employee's salary at the date of death, paid by the Company on an after-tax basis to the employee's beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee's salary at retirement, also on an after-tax basis. For Mr. Minami, American Savings Bank provides term life insurance equal to one and one-half times his salary at the date of death, in the event of death during employment. After retirement, the benefit is reduced to $5,000.

     Finally, the committee has reviewed the provisions of Section 162(m) of the Internal Revenue Code (IRC), which was enacted in 1993, relating to the $1 million deduction cap for executive salaries and believes that no compensation for the five highest paid named executives will be governed by this regulation during 1995. Compensation alternatives to comply with IRC 162(m) will be considered by the committee at the appropriate time.

                                SUBMITTED BY THE
                             COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

                           EDWIN L. CARTER, CHAIRMAN
                               RICHARD HENDERSON
                                 BILL D. MILLS
                               OSWALD K. STENDER
                              JEFFREY N. WATANABE

STOCKHOLDER PERFORMANCE GRAPH

     Set forth below is a Comparison of Five-Year Cumulative Total Return graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of companies listed on the Standard & Poor's 500 Stock Index and the Edison Electric Institute ("EEI") Index of 100 Investor-Owned Electric Companies. The 100 companies comprising the EEI Index serve 99% of the customers of the investor-owned electric utility industry. The graph is based on the market price of the common stock for all the companies at December 31 each year and assumes that $100 was invested on December 31, 1989, in the Company's Common Stock and the common stock of all the companies and that dividends were reinvested for all companies.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                   AMONG HAWAIIAN ELECTRIC INDUSTRIES, INC.,
               S&P 500 INDEX, AND EDISON ELECTRIC INSTITUTE INDEX

                                   1989-1994
FISCAL YEAR BASIS:   12


                                             RETURN       RETURN        RETURN       RETURN       RETURN
  COMPANY/INDEX NAME                          1990         1991          1992         1993         1994
 ----------------------                      ------       ------        ------       ------       ------
HAWAIIAN ELECTRIC INDS............           -15.91        23.90          7.38         2.42        -3.05
S&P 500...........................            -3.11        30.47          7.62        10.08         1.32
EEI 100 INDEX.....................            -1.25        29.68         10.06        11.72       -12.87


                                                            INDEXED/CUMULATIVE RETURNS

                                     BASE
                                    PERIOD    RETURN       RETURN        RETURN       RETURN       RETURN
  COMPANY/INDEX NAME                 1989      1990         1991          1992         1993         1994
 ----------------------             ------    ------       ------        ------       ------       ------
HAWAIIAN ELECTRIC INDS............   100      84.09        104.18        111.87       114.58       111.09
S&P 500...........................   100      96.89        126.42        136.05       149.76       151.74
EEI 100 INDEX.....................   100      98.75        128.06        140.94       157.46       137.19

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee serving at the end of 1994 were Edwin L. Carter, Chairman, and Richard Henderson, Bill D. Mills, Oswald K. Stender, and Jeffrey N. Watanabe, members. Two members of the Compensation Committee, Richard Henderson and Jeffrey N. Watanabe, are involved in various relationships with the Company.

     American Savings Bank, F.S.B. ("ASB"), a subsidiary of the Company, previously offered preferential rate loans to its directors, including individuals who are also directors or executive officers of the Company. However, in August 1989, the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") provided that savings institutions would henceforth be subject to provisions of the Federal Reserve Act which prohibit loans to directors and executive officers of the insured institution or its commonly owned affiliates on terms more favorable than available to the general public.

     The following schedule shows detailed information on a preferential rate loan made by ASB to Mr. Watanabe, whose aggregate indebtedness to ASB exceeded $60,000 during 1994. This loan, which was made prior to the enactment of FIRREA, will not be affected by the new prohibitions against preferential loans unless it is renegotiated or otherwise significantly modified. The first mortgage loan rate was based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

                                              LARGEST        LOAN
                                               LOAN         AMOUNT                       AVERAGE
                                              AMOUNT      OUTSTANDING                    INTEREST
                                            OUTSTANDING       ON           TYPE OF        RATE
                                            DURING 1994    12/31/94      TRANSACTION     CHARGED
                                            -----------   -----------   --------------   -------
    Jeffrey N. Watanabe..................    $ 323,179     $ 317,849    First Mortgage     7.50%

     In addition, Mr. Watanabe is a partner in the law firm of Watanabe, Ing & Kawashima that provided legal services to the Company and three of its subsidiaries in 1994.

     Malama Pacific Corp. ("MPC"), a subsidiary of the Company, is engaged in real estate development activities. Two of MPC's subsidiaries are currently involved in partnerships in which Mr. Henderson has a significant interest. Both of the transactions described below were negotiated on an arm's length basis and were approved by the disinterested members of the HEI Board.

     Sunrise Estates. Malama Development Corp. ("Malama Development"), a wholly owned subsidiary of Malama Pacific Corp., and HSC, Inc. ("HSC"), are partners in a general partnership known as Sunrise Estates which is completing the development and sale of the final 9-lot increment of a project consisting of 165 one-acre residential agricultural lots in Hilo, Hawaii. HSC is the managing partner of the partnership. No management fees were paid in 1994, and there were no sales made in 1994. Malama Development and HSC have each contributed $200,000 to the partnership and have each received distributions of $1,136,639. Malama Development and HSC share equally in the profits and losses of the partnership. As of December 31, 1994, 95% of the lots were sold. Mr. Henderson and members of his family own, directly or indirectly, approximately 76% of the stock of HSC.

     Sunrise Estates II. Malama Elua Corp. ("Malama Elua"), a wholly owned subsidiary of Malama Pacific Corp., and HSC are partners in a general partnership known as Sunrise Estates II which will develop and market approximately 140 one-acre residential agricultural lots in Hilo, Hawaii, adjacent to the Sunrise Estates development. The property was purchased by HSC in June 1990 for $2.1 million. In 1991, the partnership purchased the development property from HSC at an agreed upon fair market value of $2.7 million, subject to a bank loan of $2.1 million. The valuation of the property interest transferred by HSC to the Sunrise Estates II partnership was negotiated and took into account HSC's incurred acquisition, carrying, and development costs as well as existing market conditions. HSC is the managing partner of the partnership. As of December 31, 1994, Malama Elua and HSC have each contributed $300,000 to the partnership, and have advanced $364,000 and $812,000, respectively, to the partnership. The partners will share equally in the profits and losses of the partnership.

                           INDEBTEDNESS OF MANAGEMENT

     As disclosed in the above section on Compensation Committee Interlocks and Insider Participation on page 24, ASB previously offered preferential rate loans to its directors, including individuals who are also directors or executive officers of the Company prior to the enactment of FIRREA.

     In addition to Mr. Watanabe, two other directors (one of whom is also an executive officer) of the Company, whose aggregate indebtedness to ASB exceeded $60,000 at any time during 1994, received these preferential rate loans. Detailed information on these loans is listed below (and on page 24 for Mr. Watanabe).

                                        LARGEST           LOAN
                                          LOAN           AMOUNT                            AVERAGE
                                         AMOUNT       OUTSTANDING                         INTEREST
                                      OUTSTANDING          ON             TYPE OF           RATE
                                      DURING 1994       12/31/94      TRANSACTION(1)     CHARGED(2)
                                      ------------    ------------    ---------------    -----------
    Robert F. Clarke................    $375,570        $    -0-*      First Mortgage        7.50%
    Ruth M. Ono.....................    $187,409        $184,588       First Mortgage        7.50%

- ---------------

 *  Mr. Clarke's loan was paid off in March 1994.

(1) All loans were made prior to the enactment of FIRREA restrictions.

(2) The first mortgage rate is based on ASB's policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater.

     ASB has made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit have been made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition, ASB has purchased a 25% participation interest in two loans made by Bank of Hawaii to Finance Realty Company, Ltd. ("Finance Realty") and Finance Holdings, Ltd. The family of the spouse of Constance H. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock of Finance Enterprises, the parent company of Finance Realty and Finance Holdings, Ltd. ASB's 25% participation interest in both loans was made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

     In addition to the above loans financed by ASB, Robert F. Mougeot, Financial Vice President of the Company, is indebted to the Company in the amount of $165,000 by reason of a loan made to him by the Company in 1989 to finance his purchase of the fee simple interest in his home. The loan is an interest only loan, at an interest rate of 8.01%, with the entire principal balance of the loan due on March 1, 2004.

                   TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

     Malama Development and Malama Elua, wholly owned subsidiaries of MPC, are each in partnership with HSC, a corporation in which a director of the Company and his family own 76% of the stock. The partnerships and their real estate development activities are discussed on pages 24 and 25 in the section on Compensation Committee Interlocks and Insider Participation.

     In addition, Malama Mohala Corp. ("Malama Mohala"), a wholly owned subsidiary of MPC, is involved in a partnership with Finance Enterprises in which the family of Ms. Lau, the Treasurer of the Company, owns approximately one-sixth of the common stock. Finance Enterprises is the parent company of Finance Realty, Ltd., Palailai Holdings, Inc. ("PHI"), Finance Home Builders, Ltd., and Finance Factors Limited.

     Palailai Associates. Malama Mohala and PHI are equal partners in a general partnership known as Palailai Associates ("Palailai") which is currently developing homes in Makakilo, Hawaii. PHI's parent company, Finance Realty, Ltd., received $652,486 in management fees, $659,063 for development cost reimbursement, and $475,749 in sales commissions from the partnership during 1994. Finance Home Builders, Ltd., a general contractor and affiliate of PHI and Finance Realty, received payments of $6,501,224 during 1994 under its contract with Palailai for the construction of homes. The partnership also earned $20,588 of interest income from Finance Factors Limited.

     Finally, one director is a partner in a law firm that performed legal services for the Company and certain of its subsidiaries during 1994, as described on page 24.

                   MANAGEMENT PROPOSAL 3. ELECTION OF AUDITOR

     The firm of KPMG Peat Marwick LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors recommends the election of KPMG Peat Marwick LLP as the auditor of the Company for the fiscal year 1995 and thereafter until its successor is duly elected.

     Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the next Annual Meeting must be received by the Company by November 13, 1995, for inclusion in the Proxy Statement and form of proxy for the 1996 Annual Meeting of Stockholders. Proposals should be sent to the attention of the Secretary of the Company.

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

                                 OTHER BUSINESS

     The Company knows of no other business to be presented at the Annual Meeting, but if further matters do properly come before the meeting, the holders of your proxy will vote your stock in accordance with their best judgment.

     Under the By-Laws of the Company, if a stockholder of record wishes to present a matter of business which may be properly brought before the Annual Meeting, the stockholder must give notice in writing to the Secretary of the Company no later than March 27, 1995. The notice must state a brief description of such business, the name and address of the stockholder, the number of shares of Common Stock owned by the stockholder, and any material interest of the stockholder in such business.

     YOU ARE URGED TO DATE, SIGN AND RETURN YOUR PROXY AS SOON AS POSSIBLE to make certain that your shares will be voted at the meeting. If you attend the meeting, as we hope you will, you may vote your shares in person.

                                          By Order of the Board of Directors

                                          Betty Ann M. Splinter, Secretary

March 10, 1995

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                                      [MAP]



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                       HAWAIIAN ELECTRIC INDUSTRIES, INC.
                   900 Richards Street, Honolulu, Hawaii 96813

                                                                    [LOGO]

                                                                       P
                                                                       R
                                                                       O
                                                                       X
                                                                       Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 1995, AT 9:30 A.M., IN THE PACIFIC TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

    The undersigned hereby constitutes and appoints Robert F. Clarke, Richard Henderson and Ben F. Kaito and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 25, 1995, or at any adjournment thereof.

    Said proxies are instructed to vote as indicated below. IF NO DIRECTION IS INDICATED, SAID PROXIES WILL VOTE FOR ALL NOMINEES IN CLASS I AND CLASS II AND FOR PROPOSAL 3. Said proxies are also authorized to vote in their discretion with respect to any other matters which may come before the meeting.

    The Board of Directors recommends a vote FOR the following proposals:

1. Election of James K. Scott as Class I director (term ending at the 1997 Annual Meeting)
          (CHECK ONE BOX ONLY)

       / /  FOR                            / /  WITHHOLD AUTHORITY

2. Election of Class II Directors (term ending at the 1998 Annual Meeting) Victor Hao Li, Diane J. Plotts, Kelvin H. Taketa, Jeffrey N. Watanabe and Harwood D. Williamson
       (CHECK ONE BOX ONLY)

    To vote FOR all Nominees named above, check this box.  / /

    To WITHHOLD AUTHORITY to vote for all Nominees named above, check this box. / /

    To vote FOR all Nominees named above except the following (to withhold authority for any particular Nominee, write the Nominee's name in the following space):

    ______________________________________________________________________

3.  Election of KPMG Peat Marwick as auditor (CHECK ONE BOX ONLY)

    / /  FOR                   / /  AGAINST                   / /  ABSTAIN

(PLEASE SIGN YOUR NAME exactly as it appears at the top of this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian should indicate full title. If address is incorrect, please give us the correct one.)

Dated________________________, 1995        ___________________________________
                                             Signature (no witness required)

                                           ___________________________________
                                               Signature (if held jointly)

                     PLEASE COMPLETE AND RETURN ENTIRE PROXY